UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2025

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	333-108715	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in its Current Report on Form 8-K filed on October 15, 2025, Idaho Copper Corporation, a Nevada corporation (the “Company”), filed a Certificate of Change to its Amended and Restated Articles of Incorporation to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share (the “Common Stock”).

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has approved the Reverse Stock Split, which was effective on the OTC Markets at the open of business on December 15, 2025 (the “Effective Date”).

Beginning on the Effective Date, the Company’s Common Stock will trade on a split-adjusted basis. The Company’s Common Stock will trade under the temporary ticker symbol “COPRD” for 20 business days, after which the ticker will to revert to “COPR”. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 481159200.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding Common Stock will be automatically converted into one (1) share of Common Stock. No fractional shares will be issued, and any fractional shares will be rounded up to the nearest whole share. The Reverse Stock Split will not change the par value of the Common Stock.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.
99.1	Press Release dated December 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2025

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Chief Financial Officer